Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

RAIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457(a) (2)	1,059,032 (4)	$3.72	$3,939,600	$92.70 per $1,000,000	$365.20
Equity	Common stock, par value $0.001 per share	Rule 457(a) (3)	264,758 (5)	$3.72	$984,900	$92.70 per $1,000,000	$91.30
Total Offering Amounts					$4,924,500		$456.50
Total Fee Offsets							—
Net Fee Due							$456.50

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Rain Therapeutics Inc. (the “Registrant”) that become issuable under the Rain Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Rain Therapeutics Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Global Select Market, on May 4, 2022.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Global Select Market, on May 4, 2022. Pursuant to the ESPP, the purchase price of a share of Common Stock is 85% of the fair market value of the Common Stock.

(4)	Represents 1,059,032 shares of Common Stock reserved for issuance under the 2021 Plan.
(5)	Represents 264,758 shares of Common Stock reserved for issuance under the ESPP.